UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 annual meeting of stockholders (the “Annual Meeting”) of IAA, Inc. (the “Company”) was held on June 16, 2021. At the Annual Meeting, the Company’s stockholders (i) elected the three director nominees identified in the table below to the Board of Directors to serve until the Company’s 2022 annual meeting of stockholders and until their respective successors are elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2022.

Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors.

	For	Against	Abstain	Broker Non-Votes
Bill Breslin	118,032,246	150,966	81,810	5,616,211
Brian Bales	118,128,165	54,327	82,530	5,616,211
Olaf Kastner	118,118,454	63,752	82,816	5,616,211

Advisory Approval of Named Executive Officer Compensation.

For	Against	Abstain	Broker Non-Votes
113,915,738	4,261,742	87,542	5,616,211

Ratification of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
123,782,405	16,307	82,521	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, INC.

Date: June 17, 2021	By:	/s/ Sidney Peryar
	Name:	Sidney Peryar
	Title:	Executive Vice President, Chief Legal Officer & Secretary